Exhibit 10.2

GUARANTY

This GUARANTY (this “Guaranty”), dated as of July 28, 2005, is entered into by and among Insight Communications Company, Inc., a Delaware corporation (the “Company”), Carlyle Partners III Telecommunications, L.P., a Delaware limited partnership, and Carlyle Partners IV Telecommunications, L.P., a Delaware limited partnership (each, a “Guarantor” and together, the “Guarantors”). Capitalized terms used herein without definition have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Guaranty, the Company and Insight Acquisition Corp., a Delaware corporation (“Parent”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing for the Merger of Parent with and into the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, Parent is an Affiliate of the Guarantors; and

WHEREAS, in order to induce the Company to enter into the Merger Agreement, the Guarantors have agreed to enter into this Guaranty;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Guarantors hereby agree as follows:

1. Guaranty. The Guarantors hereby irrevocably and unconditionally guarantee to the Company, jointly and severally, the prompt and complete payment and performance of Parent’s obligations to the Company arising under the Merger Agreement (the “Guaranteed Obligations”); provided, however, that the maximum aggregate liability of the Guarantors hereunder shall not exceed $10,000,000 (the “Maximum Amount”). The Company hereby agrees that in no event shall the Guarantors, collectively, be required to pay to any Person under, in respect of, or in connection with this Guaranty more than the Maximum Amount, and that neither Guarantor shall have any obligation or liability to any Person relating to, arising out of or in connection with this Guaranty other than as expressly set forth herein.

2. Terms of Guaranty.

(a) This Guaranty is one of payment, not collection, and a separate action or actions may be brought and prosecuted against each of the Guarantors to enforce this Guaranty, irrespective of whether any action is brought against Parent or the other Guarantor or whether Parent or the other Guarantor is joined in any such action or actions.

(b) Notwithstanding any other provision of this Guaranty, the Company hereby agrees that (i) each of the Guarantors may assert, as a defense to any payment or performance by such Guarantor under this Guaranty, any claim, set-off, deduction or defense that Parent could assert against the Company under the terms of the Merger Agreement or that could otherwise be asserted by Parent against the Company in any action by the Company against Parent and (ii) any failure by the Company to comply with the terms of the Merger Agreement, including, without limitation, any breach by the Company of the representations and warranties contained therein or in any of the agreements, certificates and other documents required to be delivered by the Company pursuant to the terms of the Merger Agreement (whether such breach results from fraud, intentional misrepresentation or otherwise), that would relieve Parent of its obligations under the Merger Agreement shall likewise relieve the Guarantors of their obligations under this Guaranty.

3. Sole Remedy.

(a) The Company hereby acknowledges and agrees that Parent has no assets as of the date hereof, and that the Company shall not have any right to cause any monies to be contributed to Parent by any current, former or prospective stockholder, officer, member, director, agent, employee, Affiliate or assignee of the Guarantors.

(b) The Company hereby agrees that no Person other than the Guarantors shall have any obligation or liability arising out of, in connection with or relating to this Guaranty and that neither the Company nor any other Person shall have any remedy, recourse or right of recovery against any current, former or prospective stockholder, member, general or limited partner, officer, director, agent, employee, Affiliate or assignee of the Guarantor, or against any current, former or prospective stockholder, member, general or limited partner, officer, director, agent, employee, Affiliate or assignee of any of the foregoing, whether through a Guarantor or otherwise, by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent against a Guarantor or against any current, former or prospective stockholder, member, general or limited partner, officer, director, agent, employee, Affiliate or assignee of a Guarantor, Parent or any of their respective Affiliates, or otherwise.

(c) Recourse by the Company against the Guarantors under this Guaranty shall be the sole and exclusive remedy of the Company against the Guarantors or any of their Affiliates (other than Parent) in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. The Company hereby covenants and agrees that it shall not institute, and shall cause its

Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against either Guarantor or any of its Affiliates (other than Parent), except for claims by the Company against the Guarantors under this Guaranty. Nothing set forth in this Guaranty shall affect or be construed to affect any liability of Parent to the Company or shall confer or give, or shall be construed to confer or give, to any Person other than the Company (including any Person acting in a representative capacity) any rights or remedies against any Person in respect of or relating to any obligation or liability of the Guarantors arising out of, in connection with or relating to this Guaranty.

(d) Notwithstanding any provision hereof or otherwise, including by applicable Law, no obligation or liability contained in, arising out of, in connection with or relating to this Guaranty shall be enforceable by way of specific performance.

4. Termination. This Guaranty shall terminate at the Effective Time. In the event that the Company or any of its Affiliates asserts in any litigation relating to this Guaranty that the provisions of Section 1 hereof limiting the maximum aggregate liability of the Guarantors to the Maximum Amount or the provisions of Section 3 hereof are illegal, invalid or unenforceable in whole or in part, the obligations of the Guarantors under this Guaranty shall terminate forthwith and shall thereupon be null and void.

5. Continuing Guaranty. Unless terminated pursuant to the provisions of Section 4 hereof, this Guaranty is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, and shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted transferees and assigns.

6. Entire Agreement. This Guaranty constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, between the Guarantors or any of their Affiliates on the one hand, and the Company or any of its Affiliates on the other hand.

7. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by each of the Guarantors and the Company, or in the case of waiver, by the party against whom the waiver is sought to be enforced. No waiver by a party of any breach or violation of, or default under, this Guaranty shall be deemed to extend to any prior or subsequent breach, violation or default hereunder or to affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No delay or omission by any party in exercising any right, power or remedy under this Guaranty shall operate as a waiver thereof.

8. Counterparts. This Guaranty may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Guaranty shall become effective when duly executed by each party hereto.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy or telex, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties at the following addresses or at such addresses as shall be specified by the parties by like notice:

(a)	If to the Guarantors:

The Carlyle Group

1001 Pennsylvania Avenue, NW

Suite 220 South

Washington, D.C. 20004

Telecopier: (202) 347-1692

Attention:   William E. Kennard

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Telecopier:  (212) 909-6836

Attention:   Jeffrey J. Rosen

                   Andrew L. Bab

and

Dow, Lohnes & Albertson, PLLC

1200 New Hampshire Avenue, NW

Suite 800

Washington, D.C. 20036

Telecopier:  (202) 776-2222

Attention:    Leonard J. Baxt

                    J. Kevin Mills

(b)	If to the Company:

Insight Communications Company, Inc.

810 7th Avenue, 41st Floor

New York, NY 10019

Telecopier:  (917) 286-2301

Attention:    Elliot Brecher

with a copy to:

Special Committee of the Board of Directors of

  Insight Communications Company, Inc.

c/o

D.B. Zwirn & Co.

745 Fifth Avenue, 18th Floor

New York, New York 10151

Telecopier:  (646) 720-9077

Attention:    David C. Lee

and

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telecopier:  (917) 777-3542

Attention:    Lou R. Kling

                    Stephen F. Arcano

and

Sonnenschein Nath & Rosenthal LLP

1221 Avenue of the Americas

New York, New York 10020

Telecopier:  (212) 768-6800

Attention:    Robert L. Winikoff

10. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply.

11. Jurisdiction and Venue; Service of Process. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action except in such court, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court, (c) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such Delaware state court, and (d) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such Delaware state court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 9 of this Guaranty; provided, however, that nothing in this Guaranty shall affect the right of any party hereto to serve process in any other manner permitted by law.

12. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.

13. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Guaranty or affecting the validity or enforceability of any terms or provisions of this Guaranty in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Guaranty may not be enforced without giving effect to the limitation of the amount payable hereunder to the Maximum Amount provided in Section 1 hereof and to the provisions of Sections 3 and 4 hereof. No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, that this Guaranty or any part hereof is invalid, illegal or unenforceable.

14. Headings. Headings are used for reference purposes only and do not affect the meaning or interpretation of this Guaranty.

15. Parties in Interest. This Guaranty shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Guaranty, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Guaranty.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the date first above written.

CARLYLE PARTNERS III TELECOMMUNICATIONS, L.P.

By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member

By:	/s/ William E. Kennard
Name:	William E. Kennard
Title:	Managing Director

CARLYLE PARTNERS IV TELECOMMUNICATIONS, L.P.

By:	TC Group IV, L.P., its General Partner
By:	TC Group IV, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member

By:	/s/ William E. Kennard
Name:	William E. Kennard
Title:	Managing Director

INSIGHT COMMUNICATIONS COMPANY, INC.

By:	/s/
Name:
Title: